Exhibit 5.1

525 West Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax
www.katten.com

April 22, 2024
Pinstripes Holdings, Inc.
1150 Willow Road
Northbrook, IL 60062

Re:	Pinstripes Holdings, Inc.
Securities Registered under Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Pinstripes Holdings, Inc. (f/k/a Banyan Acquisition Corporation), a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the issuance by the Company of up to 12,900,000 shares (the “Incentive Plan Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan (the “Incentive Plan”), and 850,000 shares of Common Stock (the “Purchase Plan Shares”), issuable pursuant to the Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan (the “Purchase Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:
(i)the Registration Statement and all exhibits thereto;
(ii)the Incentive Plan and forms of option award agreements under the Plan;
(iii)the Purchase Plan;
(iv)(a) the Company’s amended and restated certificate of incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary”) on January 19, 2022 (the “A&R Certificate of Incorporation”), in the form filed as Exhibit 3.1 to a Current Report on Form 8-K, filed with the Commission on January 24, 2022,
(b) the amendment to the A&R Certificate of Incorporation filed with the Secretary on April 21, 2023, in the form filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 21, 2023,
(c) the amendments to the A&R Certificate of Incorporation filed with the Secretary on December 21, 2023, in the forms filed as Exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on December 26, 2023, and

(d) the Company’s second amended and restated certificate of incorporation, as filed with the Secretary on December 29, 2023 and currently in effect, as certified by an officer of the Company on the date hereof;
(v)(a) the Company’s amended and restated bylaws, in the form filed with the Commission on August 6, 2021, as Exhibit 3.4 to the registration statement on Form S-1 filed by the Company with the Commission pursuant to the Act and declared effective by the SEC on January 19, 2022 and
(b) the Company’s amended and restated bylaws, in the form filed as Exhibit 3.3 to a Current Report on Form 8-K filed by the Company with the Commission on January 5, 2024, as currently in effect, as certified by an officer of the Company on the date hereof;
(vi)minutes and records of corporate proceedings of the Company relating to the Incentive Plan and the Purchase Plan;
(vii)a copy of the final voting results for the Company's special meeting held on December 27, 2023, at which the stockholders of the Company, among other things, approved each of the Incentive Plan and the Purchase Plan; and
(viii)such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other of, and execution and delivery by, such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that, at the time of issuance of any of the Incentive Plan Shares or the Purchase Plan Shares, (i) the forms of any and all agreements related to the issuance of the Incentive Plan Shares under the Incentive Plan will have been approved by the Board or the Committee (as defined in the Plan), will be consistent with terms of the Incentive Plan , and will have been duly executed and delivered by the Company and, as applicable, the recipients of the Shares, (ii) the Committee (as defined in the Plan) will have approved the issuance of any awards under the Incentive Plan with respect to the Incentive Plan Shares, and (iii) any cash consideration payable to the Company in connection with the issuance of any of the Incentive Plan Shares or Purchase Plan Shares will not be less than the par value per share of the Common Stock.

Based upon and subject to the foregoing, it is our opinion that (i) the Incentive Plan Shares have been duly authorized for issuance, and when the Incentive Plan Shares are issued and delivered by the Company and (to the extent applicable) paid for in accordance with the terms of the Incentive Plan and the relevant award agreements and the Incentive Plan Shares have been registered and issued electronically by the transfer agent and registrar for the Common Stock, the Incentive Plan Shares will be validly issued, validly paid and non-assessable, and (ii) the Purchase Plan Shares have been duly authorized for issuance, and when the Purchase Plan Shares are issued and delivered by the Company, and the Purchase Plan Shares have been registered and issued electronically by the transfer agent and registrar for the Common Stock, the Purchase Plan Shares will be validly issued, validly paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Incentive Plan Shares and Purchase Plan Shares and/or antidilution adjustments to outstanding securities of the Company, may cause the awards currently outstanding under the Incentive Plan to be exercisable or redeemable for more shares of Common Stock than the number that then remain authorized but unissued.
Our opinion expressed above is limited to the Delaware General Corporation Law, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Incentive Plan Shares and Purchase Plan Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP